SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

        Date of Report (Date of earliest event reported) August 14, 2003

RENT-WAY, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-22026	25-1407782
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

One RentWay Place, Erie, Pennsylvania	16505
(Address of principal executive offices)	(Zip Code)

        Registrant’s telephone number, including area code (814) 455-5378

______________________Not Applicable________________________

(Former name or former address, if changed since last report)

RENT-WAY, INC.

EXPLANATORY NOTE

        The following information is being furnished pursuant to Item 12, “Disclosure of Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

        On August 14, 2003, Rent-Way, Inc. issued a news release announcing its financial results for the third quarter ended June 30, 2003. A copy of this news release is attached as Exhibit 99.1.

Item 9.

Exhibit 99.1

RENT-WAY REPORTS FISCAL 2003 THIRD QUARTER RESULTS

Net Income Reflects Beneficial Impact of $4.6 Million Insurance Adjustment

ERIE, Pa., August 14, 2003 — Rent-Way Inc. (NYSE: RWY) today released financial results for its fiscal third quarter, ended June 30, 2003. All current and historical results reflected in this press release have been reclassified following the Company’s recent sale of 295 stores, which were accounted for as discontinued operations in accordance with SFAS 144.

The Company reported consolidated revenues of $122.4 million for its third fiscal quarter, versus $126.0 million in the same quarter of the last fiscal year. Revenues in the Company’s core rental business were $113.4 million versus $116.1 million in the same quarter last year. Same store revenues decreased 1.9% year-over year. Consolidated operating income in the fiscal third quarter of 2003 was $15.2 million, up from consolidated operating income of $6.9 million in the same period last year. Consolidated net income for the quarter was $4.5 million versus a consolidated net loss of $6.0 million last year. The net income available to common stockholders was $4.4 million, or $0.17 per share, compared with a net loss of $6.0 million, or $(0.24) per share, in third quarter 2002.

The year-over-year increase in operating and net income is primarily attributable to several significant items, which impacted financial results in the quarter. Specifically, the Company recorded $4.6 million of income related to an annual retrospective insurance adjustment, a $1.6 million reduction in personal property tax accruals, and $0.3 million of income from the recovery of insurance reimbursement of legal fees, offset by $0.8 million of restructuring expenses. In the third quarter of last year, the Company’s results reflected significant items consisting of a retrospective insurance adjustment charge of $4.7 million and $1.9 million of income from the recovery of insurance reimbursement of legal fees. Financial results in this release that exclude these significant items represent non-GAAP financial measures (as defined by SEC Regulation G). The Company believes these measures provide useful information about operations in the third quarter and offer investors greater comparability of quarterly financial performance on a year-over-year basis. A reconciliation of these measures with the most directly comparable GAAP financial measures is presented in the supplemental information chart attached to this release. Excluding the impact of these significant items, the Company would have reported fiscal third quarter 2003 operating income of $9.5 million and a net loss of $1.2 million and operating income of $9.6 million and a net loss of $3.2 million for its fiscal third quarter of 2002.

William E. Morgenstern, Chairman and CEO of Rent-Way, stated, “We are excited about where Rent-Way is today and where we are headed. With the distractions of the past 32 months fully behind us, the Company can now focus 100% of its attention on the basics of our business and our plans for growth. The initial objective of our plan was to streamline operations to improve our margins and profits. While our net income this quarter was supported by several significant items, the over 200 basis point improvement in rental gross margin versus last year is a clear indication that our efforts are working. With these greater operational efficiencies in place, we can now turn our attention to building our top-line.”

William A. McDonnell, Vice President and CFO commented, “Revenue growth, particularly same store results, was negatively impacted over the past 2½ years as we worked through the financial and legal hurdles facing the Company. Consequently, we entered this summer with a lower existing agreement base from which to generate revenues due to a slower summer last year. As a result, third quarter same store revenue was lower. Despite this impact, however, we are encouraged by the increase in total rental agreements executed year-to-date and we continue to see new traffic in our stores.”

Mr. Morgenstern, continued, “We can now shift away from a defensive business mode, and are positioned to invest back into our business to regain the revenue and market share lost over the past few years. In particular, we are pursuing a major, year-round marketing and advertising program in our key markets to increase brand awareness and drive customer traffic. We will also continue to invest in our infrastructure. Our stores are well staffed with highly knowledgeable sales associates and our showrooms are filled with a broad selection of top brand, high quality products. With this plan in place, we look forward with confidence that we can meet our growth objectives in the next 18-24 months.”

The Company reported EBITDA in the fiscal 2003 third quarter of $20.0 million versus $13.3 million last year. EBITDA for the Company is operating income plus depreciation of property and equipment and amortization of goodwill and other intangibles and includes the effects of each of the significant items discussed above in the third quarters of both fiscal 2003 and 2002. Adjusted to exclude these significant items, the Company reported EBITDA of $14.3 million versus $16.1 million in the year-earlier quarter. EBITDA and EBITDA adjusted to exclude significant items represent non-GAAP financial measures (as defined by SEC Regulation G). The Company believes these measures provide useful information regarding its ability to service its debt and its ability to generate cash for other purposes including for capital expenditures and working capital. EBITDA and EBITDA as adjusted are not measures of liquidity under GAAP and should not be considered a substitute for other financial measures of liquidity. These measures may differ from and may not be comparable to other similarly titled measures used by other companies. A reconciliation of these measures to the most comparable GAAP financial measures is presented in the supplemental information chart attached to this release.

Rent-Way reduced its debt in the quarter to $235 million as of June 30, 2003 versus $303 million for the comparable quarter last year.

Mr. Morgenstern concluded, “We know from experience that a customer that feels Welcome, Wanted and Important will return to our stores and refer other customers. Our plan, coupled with a financial structure that can support growth, truly positions Rent-Way to capitalize on its new beginning and re-establish itself as a growth business.”

About Rent-Way

Rent-Way is one of the nation’s largest operators of rental-purchase stores. Rent-Way rents quality name brand merchandise such as home entertainment equipment, computers, furniture and appliances from 753 stores in 33 states.

Safe-Harbor Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements contain the words “projects,” “anticipates,” “believes,” “expects,” “intends,” “will,” “may” and similar words and expressions. Each such statement is subject to uncertainties, risks and other factors that could cause actual results or performance to differ materially from the results or performance expressed in or implied by such statements. The forward-looking statements in this news release that contain projections of the company’s expected financial performance and other projections regarding future performance are inherently subject to change given the nature of projections and the company’s actual performance may be better or worse than projected. Uncertainties, risks and other factors that may cause actual results or performance to differ materially from any results or performance expressed or implied by forward- looking statements in this news release include: (1) the company’s ability to control its operating expenses and to realize operating efficiencies, (2) the company’s ability to develop, implement and maintain adequate and reliable internal accounting systems and controls, (3) the company’s ability to retain existing senior management and to attract additional management employees, (4) general economic and business conditions, including demand for the company’s products and services, (5) general conditions relating to the rental-purchase industry, including the impact of state and federal laws regulating or otherwise affecting the rental-purchase transaction, (6) competition in the rental-purchase industry, including competition with traditional retailers, (7) the company’s ability to make principal and interest payments on its high level of outstanding debt, and (8) the company’s ability to open new stores and cause those new stores to operate profitably. A discussion of other risk factors that may cause actual results to differ from the results expressed in or implied by these forward-looking statements can be found in the company’s periodic filings with the SEC. The company disclaims any duty to provide updates to the forward-looking statements made in this news release.

_________________

RENT-WAY, INC. SELECTED BALANCE SHEET DATA
(all dollars in thousands)

	June 30, 2003	September 30, 2002
	(unaudited)
Cash and cash equivalents	$5,621	$7,295
Prepaid expenses	11,098	10,361
Rental merchandise, net	167,695	147,608
Total Assets	453,579	510,794
Accounts payable	11,402	17,643
Debt	234,516	277,207
Total Liabilities	331,412	374,197
Shareholders' Equity	107,918	136,597

RENT-WAY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(all dollars inthousands except per share data)

	For the three months ended June 30,				For the nine months ended June 30,
	2003		2002		2003		2002
	(unaudited)		(unaudited)		(unaudited)		(unaudited)
Revenues:
Rental revenue	$99,144	81.0%	$100,958	80.2%	$300,420	80.6%	$300,159	79.9%
Prepaid phone service revenue	9,004	7.4%	9,841	7.8%	28,196	7.6%	29,236	7.8%
Other revenue	14,227	11.6%	15,137	12.0%	43,836	11.8%	46,169	12.3%

Total Revenue	122,375	100.0%	125,936	100.0%	372,452	100.0%	375,564	100.0%
Costs and operating expenses:
Depreciation and amortization:
Rental merchandise	30,071	24.6%	33,165	26.3%	92,084	24.7%	103,650	27.6%
Property and equipment	4,156	3.4%	5,856	4.7%	14,966	4.0%	18,394	4.9%
Amortization of goodwill and other intangibles	262	0.2%	609	0.5%	1,214	0.3%	1,839	0.5%
Cost of prepaid phone service	5,549	4.5%	6,341	5.0%	17,288	4.6%	18,186	4.8%
Salaries and wages	32,295	26.4%	30,290	24.1%	98,601	26.5%	90,492	24.1%
Advertising, net	3,576	2.9%	5,559	4.4%	17,057	4.6%	21,092	5.6%
Occupancy	8,414	6.9%	7,846	6.2%	24,519	6.6%	23,819	6.3%
Restructuring costs	1,214	1.0%	--	0.0%	3,429	0.9%	--	0.0%
Other operating expenses	21,643	17.7%	29,413	23.4%	76,083	20.4%	79,626	21.2%

Total costs and operating expenses	107,180	87.6%	119,079	94.6%	345,241	92.7%	357,098	95.1%
Operating income	15,195	12.4%	6,857	5.4%	27,211	7.3%	18,466	4.9%
Other income (expense):
Settlement of class action lawsuit	--	0.0%	--	0.0%	(14,000)	-3.8%	--	0.0%
Interest expense	(9,666)	-7.9%	(9,694)	-7.7%	(28,011)	-7.5%	(34,705)	-9.2%
Interest income	23	0.0%	24	0.0%	77	0.0%	332	0.1%
Other income (expense), net	1,421	1.2%	(1,534)	-1.2%	4,703	1.3%	2,853	0.8%

Income (loss) before income taxes	6,973	5.7%	(4,347)	-3.5%	(10,020)	-2.7%	(13,054)	-3.5%
Income tax expense	1,089	0.9%	1,950	1.5%	3,190	0.9%	14,586	3.9%

Income (loss) before change in accounting principle
and discontinued operations	5,884	4.8%	(6,297)	-5.0%	(13,210)	-3.5%	(27,640)	-7.4%
Cumulative effect of change in accounting principle	--	0.0%	--	0.0%	--	0.0%	(41,527)	-11.1%
Income (loss) from discontinued operations	(1,401)	-1.1%	308	0.2%	(15,586)	-4.2%	553	0.1%

Net income (loss)	$4,483	3.7%	$(5,989)	-4.8%	$(28,796)	-7.7%	$(68,614)	-18.3%

Amortization of deemed dividend and accretion of preferred	(124)	-0.1%	--	0.0%	(124)	0.0%	--	0.0%
stock

Net income (loss) available to common shareholders	$4,359	3.6%	$(5,989)	-4.8%	$(28,920)	-7.8%	$(68,614)	-18.3%

Earnings (loss) per common share:
Basic earnings (loss) per common share
Income (loss) before change in accounting
principle and discontinued operations		$0.22		$(0.25)		$(0.52)		$(1.12)

Net income (loss)		$0.17		$(0.24)		$(1.13)		$(2.77)

Diluted earnings (loss) per common share
Income (loss) before change in accounting
principle and discontinued operations		$0.22		$(0.25)		$(0.52)		$(1.12)

Net income (loss)		$0.17		$(0.24)		$(1.13)		$(2.77)

Weighted average common shares outstanding:
Basic	25,726	25,364	25,699	24,802

Diluted	25,726	25,364	25,699	24,802

RENT-WAY, INC. SUPPLEMENTAL INFORMATION

	Three Months Ended June 30, 2003	Three Months Ended June 30, 2002
ADDITIONAL INFORMATION:
RECONCILIATION OF OPERATING INCOME (LOSS) TO
OPERATING INCOME EXCLUDING SIGNIFICANT ITEMS
Operating income	$15,195	$6,857
Significant items:
Corporate restructuring costs - leasehold writeoffs	493	--
Corporate restructuring costs - employee severances	303
Retrospective insurance charge (gain)	(4,618)	4,673
Personal property tax reduction	(1,555)	--
Legal fees insurance reimbursement	(321)	(1,929)

Operating income excluding significant items	$9,497	$9,601

RECONCILIATION OF NET INCOME (LOSS) TO NET INCOME (LOSS)
EXCLUDING SIGNIFICANT ITEMS
Net income (loss)	$4,483	$(5,989)
Significant items:
Corporate restructuring costs - leasehold writeoffs	493	--
Corporate restructuring costs - employee severances	303
Retrospective insurance charge (gain)	(4,618)	4,673
Personal property tax reduction	(1,555)	--
Legal fees insurance reimbursement	(321)	(1,929)

Net income (loss) excluding significant items	$(1,215)	$(3,245)

CALCULATION OF EBITDA
Operating income	$15,195	$6,857
Depreciation - property and equipment	4,156	5,856
Amortization of goodwill and other intangibles	262	609
Corporate restructuring costs - leasehold depreciation	418	--

EBITDA	$20,031	$13,322

CALCULATION OF EBITDA EXCLUDING SIGNIFICANT ITEMS
EBITDA	$20,031	$13,322
Significant items:
Corporate restructuring costs - leasehold writeoffs	493	--
Corporate restructuring costs - employee severances	303	--
Retrospective insurance charge (gain)	(4,618)	4,673
Personal property tax reduction	(1,555)	--
Legal fees insurance reimbursement	(321)	(1,929)

EBITDA excluding significant items	$14,333	$16,066

RECONCILIATION OF NET CASH PROVIDED BY (USED IN)
OPERATIONS TO EBITDA AND EBITDA EXCLUDING
SIGNIFICANT ITEMS
Net cash provided by (used in) operations	$(23,577)	$6,496
Depreciation - Rental merchandise	(30,071)	(33,165)
Depreciation discontinued operations - PP&E	(227)	(313)
Interest expense	9,666	9,694
Interest income	(23)	(24)
Other income (expense)	(1,421)	1,534
Income taxes	1,089	1,950
Deferred financing costs write off	(1,143)	--
Deferred income taxes	(1,088)	(2,876)
Write off of property and equipment	(532)	(254)
Gain on sale of assets	47	48
Market adjustment for preferred stock convert derivative	(233)	--
Change in assets and liabilities:
Prepaid expenses	(1,031)	(1,057)
Rental merchandise	20,292	26,454
Rental merchandise deposits	3,417	(304)
Income tax receivable	(33)	(48)
Other assets	(2,004)	(661)
Accounts payable	13,551	16,053
Other liabilities	31,950	(3,563)
Cash provided by (used in) discontinued operations	1,402	(6,642)

EBITDA	$20,031	$13,322

Significant items:
Corporate restructuring costs - leasehold writeoffs	493	--
Corporate restructuring costs - employee severances	303	--
Retrospective insurance charge (gain)	(4,618)	4,673
Personal property tax reduction	(1,555)	--
Legal fees insurance reimbursement	(321)	(1,929)

EBITDA excluding significant items	$14,333	$16,066

RENT-WAY, INC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Rent-Way, Inc.

(Registrant)

By: /S/ WILLIAM A. MCDONNELL	August 14, 2003
(Signature)	(Date)
William A. McDonnell
Vice President and Chief Financial Officer

By: /S/ JOHN A. LOMBARDI	August 14, 2003
(Signature)	(Date)
John A. Lombardi
Chief Accounting Officer and Controller